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                                                                EXHIBIT 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 1995 except as to Note 1, which is as of November 28, 1995, which appears on page 17 of the 1995 Annual Report of Spyglass, Inc., which is incorporated by reference in Spyglass, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Spyglass, Inc.'s Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
Price Waterhouse LLP

Chicago, Illinois
May 20, 1996